CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 of our report dated May 30, 2025, relating to the financial statements and financial highlights of CornerCap Fundametrics® Large-Cap ETF, a series of Advisor Managed Portfolios, which are included in Form N-CSR for the year ended March 31, 2025, and to the reference to our firm under the heading “Other Service Providers” in the Combined Prospectus/Proxy Statement.

/s/ Cohen & Company, Ltd.

COHEN & COMPANY, LTD.

Philadelphia, Pennsylvania

November 25, 2025